Exhibit 99

TeleCommunication Systems, Inc. (ticker: TSYS, exchange: NASDAQ) News Release - 18-Dec-2003

TeleCommunication Systems, Inc. to Acquire Enterprise Mobility Solutions Division of Aether Systems, Inc.

Acquisition Complements TCS’ Carrier and Government Wireless Data Solutions with Aether’s Enterprise Customers and Applications

     ANNAPOLIS, Md., Dec 18, 2003 /PRNewswire-FirstCall via Comtex/ — TeleCommunication Systems, Inc. (Nasdaq: TSYS), a global leader in location and messaging software, today announced it has signed a definitive agreement to acquire the Enterprise Mobility Solutions (EMS) division of Aether Systems, Inc. (Nasdaq: AETH), subject to customary conditions to closing. This acquisition positions TCS, already a leader in wireless data technology for carriers and government customers, as a leading provider of wireless data solutions for enterprise customers as well.

     TCS now expects to generate total annual business revenue of $150-$170 million, of which over $80 million is recurring revenue from Service Bureau and Enterprise subscriber operations, and more than $40 million is from Network Solutions customers with whom TCS has had relationships for as long as 14 years. The transaction is expected to close on or about year-end, and management expects the acquisition to make an accretive contribution to earnings in 2004.

     The transaction is an all cash transaction valued at approximately $19 million whereby domestic assets and European operations of the Enterprise Mobility Solutions business are being acquired, and certain operating liabilities will be assumed. In conjunction with the acquisition, TCS has entered into a $21 million financing transaction which includes $15 million of 3%. Subordinated Convertible Debentures with a balloon 5-year maturity and approximately 1.4 million newly issued shares of common stock. The private placement arrangement is with two accredited institutional investors.

     TCS expects to apply its leading wireless messaging and location-based technology expertise and its wireless carrier relationships to solidify and expand Aether’s enterprise solutions. Aether EMS brings to TCS the Aether Fusion platform, an impressive base of customers, and leading applications for logistics, financial services, and the mobile office. Key product offerings acquired by TCS include:

     Aether Fusion™ — This enabling wireless data platform helps minimize the cost of developing and supporting enterprise wireless applications. Fusion is network and device independent and unites messaging, synchronization, and Web technologies for applications on phones, PDAs and other common handheld devices.

     Enterprise Applications — The flagship logistics product — 20/20 Delivery™ provides package and vehicle tracking, driver and vehicle productivity tools, and the ability to capture digital signatures for proof of delivery and increased billing efficiency. Other applications provide field service and sales force applications for both horizontal and vertical markets.

     Financial Services Applications — From its origins, the EMS Division has been a leading provider in the U.S. and Europe of applications to provide real-time financial market information, alerts, foreign currency exchange data, and other specialized services on a range of wireless and mobile devices.

     Mobile Office Applications — The Attache™ product enables e-mail access via wireless handheld devices. Aether is also a leading reseller of the BlackBerry wireless email solution with bundled service and support from Aether.

     In all, the Aether EMS division brings to TCS approximately 1,200 large enterprise customers, 60,000 wireless data users and approximately 112 employees. For the nine months ended September 30, 2003, the division reported revenues of approximately $40 million. Gregg Smith, President of Aether EMS since October 2002, will continue to lead the division in a similar role for TCS. The division will continue to operate from its current locations in Owings Mills, Md. and its European offices in the UK, Spain, Sweden and the Netherlands.

     “It has always been TCS’ vision to bridge the carrier-enterprise divide through integrated wireless data offerings. Together, we will be the only company to offer wireless data and location-based solutions incorporating platform technologies for carriers, enterprise, and government,” commented Maurice B. Tose, Chairman, President and CEO for TCS. “Wireless carriers that already rely on TCS for messaging and location products may now work with us to generate revenue from enterprise-focused solutions as we migrate enterprises to the carriers’ high-speed data networks. And we now expand the range of wireless data solutions that we provide to our government customers,” he added.

     The acquisition accelerates carriers’ ability to deploy integrated mobile messaging and location products to enterprise customers. TCS will combine Aether’s behind-the-enterprise-firewall Fusion platform with TCS’ inside-the-carrier-network Voyager™ platform for secure enterprise, government and consumer applications.

     “The Aether Enterprise Mobility Solutions division has grown to be a leader in the wireless data market,” said Dave Oros, Chairman and CEO of Aether Systems. “Combining the division with the strengths of TCS will enable EMS to enhance its leadership position. In addition, we are very pleased to have found a Maryland-based home for the division and the employees who have worked very hard to grow that portion of our business.”

     “I am very pleased that two Maryland technology leaders have worked together to combine their strengths,” said Maryland Gov. Robert Ehrlich. “Our state is very proud to be the home of many outstanding wireless technology companies and we look forward to the growth and success of TCS following this acquisition of Aether’s Enterprise Mobility Solutions division. The acquisition is a very good example of how two home-grown Maryland companies can work together to the benefit not only of our state’s economy, but the wireless technology industry as a whole.”

     Investor conference call. The company will hold a conference call to discuss the acquisition of the Enterprise Mobility Solutions division of Aether Systems, Inc. at 2:00 PM EST on Friday, December 19, 2003. Participating on the call will be the company’s Chairman, President, and CEO, Maurice B. Tose; Tom Brandt, Senior Vice President and CFO for TCS; and Gregg Smith, President of Aether Enterprise Mobility Solutions. A question and answer session will follow the management presentation.

     Dial the appropriate number below shortly before the 2:00 PM EST start time to participate in the call. Ask for the TeleCommunication Systems conference call hosted by Mr. Tose. The teleconference dial-in numbers are as follows:

Domestic callers 1-877-691-0878 International callers 1-973-582-2741

     The conference call will be broadcast simultaneously on the company’s Web site, www.telecomsys.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

     A replay of the call will be available from Friday, December 19, 2003 until December 26, 2003. The replay call-in number is 1-877-519-4471 for domestic callers and 1-973-341-3080 for international listeners. The access number is 4392338.

ABOUT AETHER SYSTEMS

     Aether Systems helps enterprise customers improve efficiency and profitability by providing the services, software and support necessary to extend existing and future applications from the desktop to any wireless device. Through Aether Fusion™, Aether’s wireless enabling technology foundation, Aether develops, deploys and manages wireless solutions built on industry standard technology and backed by Aether’s expertise in wireless hosting, software and services. Aether provides the worlds of business and government with a single source for reliable, scalable and cost effective wireless solutions. For more information, please visit www.aethersystems.com.

     ABOUT TELECOMMUNICATION SYSTEMS, INC.

     TeleCommunication Systems, Inc. (TCS) (Nasdaq: TSYS) is a leading provider of software and solutions to wireless telecommunication carriers worldwide and to government customers requiring high reliability and security. The company’s Network Software segment is a global leader in wireless location platforms, text messaging, and alerts. The Service Bureau segment provides enhanced 9-1-1 connections to public safety call centers for the largest US wireless carriers, as well as hosted wireless text messaging services. The Solutions segment enables rapid deployment of fixed and transportable communications systems using wireless, satellite, and terrestrial networks.

     TCS makes connections that matter. Whether connecting people with voice, data or video in a wireless world or connecting our customers and shareholders with long-term value, TCS delivers competitive, reliable and secure products, services and solutions to meet these needs. For more information visit www.telecomsys.com.

     This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS’ current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announce that are forward-looking include, but are not limited to, the statement that TCS expects to generate certain annual revenue; that the transaction is expected to close on or about year-end; that TCS expects to apply leading wireless technology expertise to solidify and expand Aether’s enterprise solutions; and Mr. Tose’s statements regarding the potential applications of the combined companies’ technologies for customer carriers.

     The actual results realized by the Company could differ materially from the statements made herein, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the Company’s financial results and the ability of the Company to (i) reach and sustain profitability as early as anticipated, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for its products and services, (iii) conduct its business in foreign countries, (iv) adapt and integrate new technologies into its products, (v) expand its business offerings in the new wireless data industry, (vi) develop software and provide services without any errors or defects, (vii) protect its intellectual property rights, and (viii) implement its sales and marketing strategy.

     Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

SOURCE TeleCommunication Systems, Inc.

     Investor Relations, Tom Brandt, Senior Vice President & CFO of TeleCommunication Systems, Inc., +1-410-280-1001, brandtt@telecomsys.com; or Media Relations, Ethan Rasiel of Edelman, +1-212-704-4521, ethan.rasiel@edelman.com, for TeleCommunication Systems, Inc.